10.114(d)

                         30% OWNERSHIP PLEDGE AGREEMENT


                                                         Date: February 13, 2004

TO: Robert Farias

PLEDGE OF OWNERSHIP

      To induce you Robert Farias (hereinafter "You"), to provide the loan Now Solutions $500,000, to us as evidenced by the $500,000 promissory note (the "Note") by and between Now Solutions, LLC, ("Now Solutions") and you in that amount dated the date of this Agreement (hereinafter the "Ownership Pledge Agreement"), and payable to your order pursuant to the schedule set forth therein (the "Note", which term will include any amendments thereto and substitutions therefor), , and to secure payment of all amounts owing under the Note and this Ownership Pledge Agreement and performance of all of our other obligations under the Note and under this Ownership Pledge Agreement, the undersigned, Vertical Computer Systems, Inc. (the "Company") hereby pledges to you and pledges to you a thirty percent (30%) of that the Company's subsidiary, Now Solutions, LLC ("Now Solutions") .

DEFINITION OF COLLATERAL;

      The term "Collateral" means (i) a thirty percent (30%) interest in Now Solutions. Upon default under this Ownership Pledge Agreement, you may at any time transfer the Collateral into your name or the name of your nominee.

WARRANTIES

      We hereby warrant to you that:

      a. The Company is duly incorporated and validly existing under the laws of the State of Delaware;

      b. We have taken all necessary corporate action to authorize the execution, delivery and performance of this Ownership Pledge Agreement and the Note, which constitute our legally binding obligations;

PROHIBITION ON TRANSFER OF COLLATERAL

      We agree that we will not sell, transfer, assign or encumber any of our rights in any of the Collateral or grant any rights in or to any of the Collateral except pursuant to this Ownership Pledge Agreement. Notwithstanding the foregoing, you acknowledge and agree that, provided we are not in Default of this Agreement, we shall have the express right (a) in our sole and absolute discretion, to commercially exploit the Now Solutions, in any manner, or refrain therefrom and to enter into any contracts with respect thereto; (b) to collect, receive, and retain any revenues derived from our commercial exploitation of the Now Solutions for our own benefit.


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DEFAULT

      After pursuing your rights under the Security Agreement (the "Security Agreement"), dated February 13, 2004, between Now Solutions and yourself and upon a default under any of the provisions of the Note or if any warranty by us hereunder is incorrect, you may, with ten (10) business days written notice, take such action as you deem advisable with respect to the Collateral.

REMEDIES; ORDER OF PURSUIT

      You expressly acknowledge and agree that your rights to proceed under the terms of this agreement will not be effective until you have exhausted all remedies under the Security Agreement. Except as set forth herein and in the Security Agreement, you shall not be required to resort to or pursue any of your rights or remedies under or with respect to any other agreement or any other collateral before pursuing any of your rights or remedies under this Ownership Pledge Agreement. You may pursue your rights and remedies under this agreement in such order as you determine, and the exercise by you of any right or remedy under this agreement will not preclude your exercising any other right or remedy.

DELAY; WAIVER

      The failure or delay by you in exercising any of your rights hereunder or with respect to the Note in any instance shall not constitute a waiver thereof in that or any other instance. You may waive your rights only by an instrument in writing signed by you.

EXPENSES

      We agree to pay on demand (a) all expenses (including, without limitation, legal fees and disbursements) incurred by you in connection with the negotiation and preparation of this Ownership Pledge Agreement and the perfection of your security interest in any of the Collateral, and (b) all expenses of enforcing the provisions of this Ownership Pledge Agreement and your rights against any of the Collateral, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

WHERE TO MAKE PAYMENTS

      All payments under this Ownership Pledge Agreement shall be made in lawful currency of the United States of America in immediately available funds at the address as provided in the Note, or in such other manner or at such other place as you shall designate in writing.

NOTICES

      Unless otherwise specified, all notices or other communications required herein must be in writing and will be deemed to have been duly served if hand delivered, sent by first class mail postage prepaid and properly addressed, return receipt requested, or sent by overnight delivery. Notices shall be delivered to the address of each party as set forth above or as otherwise designated by the respective party, as the case may be. All notices to Farias shall be addressed to Robert Farias at 3436 Verdugo Road, Suite 250, Glendale, CA 91208.


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AMENDMENT

      This Ownership Pledge Agreement may only be amended by an instrument in writing signed by you and us.

The parties hereby agree to the terms of this ownership pledge agreement on the date first set forth above.

ACCEPTED AND AGREED:

PLEDGEE                                     PLEDGOR




---------------------                       ---------------------
Robert Farias                               Richard Wade
                                            President/CEO
                                            Vertical Computer Systems, Inc.


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